                                                                      EXHIBIT 11

                        STANDARD MANAGEMENT CORPORATION

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    YEAR ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                1996        1995(2)      1994(2)(3)
                                                                ----        -------      ----------
PRIMARY
Weighted average common shares outstanding...............     4,743,627     5,244,495     5,504,039
5 percent common stock dividend..........................       112,689            --            --
Common equivalent shares related to:
  Stock warrants at average market price.................       108,062        96,202            --
  Stock options at average market price..................        24,311         5,240            --
  Net issuable shares for modified treasury stock method
     (after assumed buyback of 20 percent of outstanding
     stock options and warrants).........................       261,405            --            --
                                                             ----------    ----------    ----------
WEIGHTED AVERAGE PRIMARY SHARES OUTSTANDING..............     5,250,094     5,345,937     5,504,039
                                                             ==========    ==========    ==========
Income (loss) before extraordinary gain on early
  redemption of redeemable preferred stock and preferred
  stock dividends as reported                                $    4,265    $    1,313    $   (3,436)
Reduction in interest expense and increase in short-term
  investment income for modified treasury stock method...           131            --            --
                                                             ----------    ----------    ----------
                                                                  4,396         1,313        (3,436)
Extraordinary gain on early redemption of redeemable
  preferred stock........................................           502            --            --
                                                             ----------    ----------    ----------
NET INCOME (LOSS) (AS ADJUSTED)..........................         4,898         1,313        (3,436)
Preferred stock dividends as reported....................          (208)           --            --
Preferred stock dividends reduction for modified treasury
  stock method...........................................            46            --            --
                                                             ----------    ----------    ----------
Earnings available to common shareholders (as
  adjusted)..............................................    $    4,736    $    1,313    $   (3,436)
                                                             ==========    ==========    ==========
EARNINGS PER SHARE:
  Income (loss) before extraordinary gain on early
     redemption of redeemable preferred stock and
     preferred stock dividends...........................    $      .84    $      .25    $     (.62)
  Extraordinary gain.....................................           .09            --            --
                                                             ----------    ----------    ----------
  Net income (loss)......................................           .93           .25          (.62)
  Preferred stock dividends..............................          (.03)           --            --
                                                             ----------    ----------    ----------
Earnings available to common shareholders................    $      .90    $      .25    $     (.62)
                                                             ==========    ==========    ==========

                                                                      EXHIBIT 11

                        STANDARD MANAGEMENT CORPORATION

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      YEAR ENDED DECEMBER 31,
                                                                ------------------------------------
                                                                  1996        1995(2)     1994(2)(3)
                                                                  ----        -------     ----------
FULLY DILUTED(1)
Weighted average primary shares outstanding.................    5,250,094    5,345,937    5,504,039
Incremental common equivalent shares:
  Related to options and warrants using the period-end
     market price, if higher than average market price......       24,823          211           --
                                                                ---------    ---------    ---------
WEIGHTED AVERAGE FULLY DILUTED SHARES OUTSTANDING...........    5,274,917    5,346,148    5,504,039
                                                                =========    =========    =========
Income (loss) before extraordinary gain on early redemption
  of preferred stock and preferred stock dividends as
  reported..................................................    $   4,265    $   1,313    $  (3,436)
Reduction in interest expense and increase in short-term
  investment income for modified treasury stock method......          125           --           --
                                                                ---------    ---------    ---------
                                                                    4,390        1,313       (3,436)
Extraordinary gain on early redemption of redeemable
  preferred stock...........................................          502           --           --
                                                                ---------    ---------    ---------
NET INCOME (LOSS) (AS ADJUSTED).............................        4,892        1,313       (3,436)
Preferred stock dividends as reported.......................         (208)          --           --
Preferred stock dividends reduction for modified treasury
  stock method..............................................           46           --           --
                                                                ---------    ---------    ---------
Earnings available to common shareholders (as adjusted).....    $   4,730    $   1,313    $  (3,436)
                                                                =========    =========    =========
EARNINGS PER SHARE:
  Income (loss) before extraordinary gain on early
     redemption of redeemable preferred stock and preferred
     stock dividends........................................    $     .83    $     .25    $    (.62)
  Extraordinary gain........................................          .10           --           --
                                                                ---------    ---------    ---------
  NET INCOME (LOSS).........................................          .93          .25         (.62)
  Preferred stock dividends.................................         (.03)          --           --
                                                                ---------    ---------    ---------
Earnings available to common shareholders...................    $     .90    $     .25    $    (.62)
                                                                =========    =========    =========

-------------------------
(1) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3 percent.

(2) Share amounts have been retroactively adjusted for the effect of the 5 percent stock dividend distributed on June 21, 1996, to shareholders of record on May 17, 1996.

(3) According to AICPA Accounting Interpretation of APB Opinion No. 15, net loss per share is based on outstanding shares. Assuming exercise of options and warrants would be anti-dilutive for 1994 because an increase in the number of shares assumed to be outstanding would reduce the amount of the loss per share.